UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 6, 2013

Spindle, Inc.

(Exact name of registrant as specified in Charter)

Nevada	333-145088	20-8241820
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

18835 North Thompson Peak Parkway

Scottsdale, AZ 85255

(Address of Principal Executive Offices)

480-335-7351

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 6, 2013, the Board of Directors of Spindle, Inc. (the “Company” or “we”), after consultation with management, determined that the Company’s financial statements for the fiscal year ended December 31, 2011 (the "2011 Fiscal Year") as included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 (the "2011 Annual Report"), and the financial statements, as included in the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2012, June 30, 2012 and September 30, 2012 (the "2012 Fiscal Quarters", together with the 2011 Fiscal Year, the “Restatement Periods”) should no longer be relied upon and should be restated because of the Company’s characterization of its acquisition (the “Acquisition”) of certain assets of Spindle Mobile, Inc. ("Spindle Mobile") pursuant to that certain Asset Purchase Agreement (the “Agreement”), dated  December 2, 2011 (the “Execution Date”), as amended on March 29, 2012, by and among the Company, Spindle Mobile, and the other parties thereto, as an asset acquisition instead of a reverse capitalization. Accordingly, we plan to file amendments to the applicable reports covered by the Restatement Periods. Upon further analysis and discussions with the Company’s independent registered public accounting firm and Board of Directors, management has determined to characterize the Acquisition as a reverse recapitalization transaction instead of an asset acquisition, and to revise the  reports covered by the Restatement Periods accordingly, including revising the date of the Company’s inception from January 8, 2007 to January 14, 2011.

As a result of characterizing the Acquisition as a reverse capitalization transaction, we plan to revise our financial statements pursuant to reverse capitalization accounting policies for the Restatement Periods. While the Company has begun the process of revising the financial statements for the 2011 Fiscal Year, it is early in the process of preparation, therefore the specific effect on the Company's financial statements is yet to be determined, as is the date on which the amended filings will be filed.  The Company plans to amend this Current Report on Form 8-K once it is in a position to specify the date on which the amended filings will be filed and to quantify the effect on the Company's financial statements once it has specifically determined what that effect will be.

In addition to the financial statement impact of the restatement, management acknowledges that the definition of “material weakness” in the Public Company Accounting Oversight Board’s Auditing Standard No. 5, An Audit of Internal Control Over Financial Reporting that is Integrated With an Audit of Financial Statements, which provides that a restatement of financial statements in prior filings with the SEC is a strong indicator of the existence of a “material weakness” in the design or operation of internal control over financial reporting, results in the presumption that the Company’s internal control over financial reporting as of December 31, 2011, as well as the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012 were ineffective.  In addition, as a result of the material weakness with respect to the internal controls and procedures, management acknowledges that there is also a presumption that the Company's disclosure controls and procedures were ineffective at December 31, 2011 and March 31, 2012,  June 30, 2012 and September 30, 2012.  Despite the implications that the restatement has on the Company's internal controls and procedures and disclosure controls and procedures, since the accounting treatment with respect to the Acquisition results primarily from the Company's prior status as a "shell company", it believes that the material weakness identified is limited solely to the accounting treatment used in connection with this transaction and therefore is not a recurring deficiency.

Our executive officers have discussed the above matters disclosed in this Form 8-K with Weaver Martin & Samyn PC, the Company’s independent registered public accounting firm. Weaver Martin & Samyn PC was the Company’s independent registered public accounting firm when the reports covered by the Restatement Periods were originally filed.

Forward-Looking Statements

This Form 8-K contains forward-looking statements. The forward-looking statements include, but are not limited to, statements concerning our expectations on the impact that reclassifying the Acquisition as a reverse recapitalization transaction will have on our financial statements. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors including, but not limited to, the Company’s completion of its accounting review and filing the restated financial statements covered by the Restatement Periods, changes in accounting rules and other factors we discuss in greater detail in our filings with the SEC. You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities. Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Spindle, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Spindle, Inc.
(Registrant)

Date: February 11, 2013	By:	/s/ William Clark
William Clark
President

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